UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 3, 2010

Concho Resources Inc.
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

001-33615	76-0818600

(Commission File Number)	(I.R.S. Employer Identification No.)

550 West Texas Avenue, Suite 100
Midland, Texas	79701

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (432) 683-7443
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     At a meeting on November 3, 2010, the Board of Directors (the “Board”) of Concho Resources Inc. (the “Company”) promoted Mr. E. Joseph Wright, age 50, to the office of Senior Vice President & Chief Operating Officer, to serve until his successor is chosen and qualified or until his earlier death, resignation, retirement, disqualification or removal from office. Prior to his promotion, Mr. Wright served as the Company’s Senior Vice President — Engineering and Operations, a position he had held since the Company’s formation.
     There are no understandings or arrangements between Mr. Wright and any other person pursuant to which Mr. Wright was appointed to serve as an officer of the Company. There are no relationships between Mr. Wright and the Company or any of its subsidiaries that would require disclosure pursuant to Item 401(d) of Regulation S-K. The additional biographical, compensation and other information concerning Mr. Wright required by Item 5.02(c) of Form 8-K was previously reported in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 filed February 26, 2010 and definitive proxy statement relating to the Company’s 2010 Annual Meeting of Stockholders filed April 28, 2010, and is incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCHO RESOURCES INC.
Date: November 8, 2010	By:	/s/ C. WILLIAM GIRAUD
		Name:	C. William Giraud
		Title:	Senior Vice President — General Counsel